EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                   Dated:  September 10, 2001





                                     ARTISAN INVESTMENT CORPORATION
                                         for itself and as general partner of
                                         ARTISAN PARTNERS LIMITED PARTNERSHIP




                                     By: /s/ Andrew A. Ziegler
                                         -----------------------------------
                                                Andrew A. Ziegler
                                                  President


                                      ANDREW A. ZIEGLER

                                      /s/ Andrew A. Ziegler
                                      -------------------------------------


                                      CARLENE MURPHY ZIEGLER

                                      /s/ Carlene Murphy Ziegler
                                      --------------------------------------

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